Exhibit 3.2

BYLAWS

OF

DOLPHIN DIGITAL MEDIA, INC.

Article I.  Offices

The principal office of Dolphin Digital Media, Inc. (the “Corporation”) may be located at such place as the Board of Directors may fix from time to time.  The Corporation may have offices at such other places, within or without the State of Florida, as the Board of Directors may from time to time determine or the business of the Corporation may require.

Article II.  Meetings of Shareholders

Section 1.  Annual Meetings.  The annual meeting of the shareholders of this Corporation shall be held annually at the time and place designated by the Board of Directors of the Corporation.  Business transacted at the annual meeting shall include the election of directors of the Corporation, in accordance with the applicable provisions of the Articles of Incorporation, and all other duties and powers conferred upon the shareholders by the laws of the State of Florida.

Section 2.  Special Meetings.  Special meetings of the shareholders shall be held when directed by the Board of Directors through a resolution adopted by a majority of the total number of authorized directors (whether or not any vacancies of previously authorized directorships exist at the time the Board is presented with such resolution), or when requested in writing by the holders of not less than forty percent (40%) of all the shares entitled to vote on any issue at the meeting.  The call for the meeting shall be issued by the Secretary or the shareholders requesting the special meeting, unless the President, the Board of Directors or such shareholders designate another person to do so.

Section 3.  Place.  Meetings of shareholders may be held within or outside of the State of Florida.  If no place is designated in the notice for a meeting of shareholders, the place of meeting shall be the principal office of the Corporation.

Section 4. Notice.  Except as provided in the Florida Business Corporation Act (the “Act”), written notice stating the place, day and hour of the meeting, and in the case of a special meeting, or as otherwise provided by law, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at such meeting. Such notice shall be given at least ten (10) but not more than sixty (60) days before the date of the meeting, by or at the direction of the Board of Directors, the Chairman of the Board of Directors, or the officer duly calling the meeting.  Such notice shall be mailed to each shareholder at his or her address as it appears on the books of the Corporation. Such notice is deemed delivered when deposited in the United States mail with postage prepaid thereon.

Section 5.  Notice of Adjourned Meetings.  When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting.  If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in Article II, Section 4 of these Bylaws to each shareholder of record on the new record date entitled to vote at such meeting.

Section 6.  Waiver of Notice of Shareholders Meetings.  Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by the shareholder or shareholders entitled to such notice, whether before, during or after the time of the meeting stated therein and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, shall be equivalent to the giving of such notice.  Attendance by a shareholder at a meeting shall constitute a waiver of:  (a) lack of notice or defective notice of such meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting; or (b) lack of defective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering that particular matter when it is presented.  Unless otherwise required by the Articles of Incorporation, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice.

Section 7.  Fixing Record Date.  For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to demand a special meeting, or to receive payment of any distribution, or in order to make a determination of shareholders for any other purpose, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.  A determination of shareholders entitled to notice of, or to vote at, any meeting of shareholders shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 8.  Voting Record.  After fixing a record date for a meeting of shareholders, the Corporation shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of such meeting, arranged by voting group, with the address of, and the number and class and series, if any, of the shares held by, each shareholder.  The shareholders’ list must be available for inspection by any shareholder for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation’s principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation’s transfer agent or registrar.  Any shareholder of the Corporation or his agent or attorney is entitled on written demand to inspect the shareholders’ list (subject to the requirements of the Act), during regular business hours and at the shareholder’s expense, during the period it is available for inspection.  The Corporation shall make the shareholders’ list available at the meeting of shareholders, and any shareholder or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.  If the requirements of this Section have not been substantially complied with, the meeting shall be adjourned until such time as the Corporation complies with such requirements on demand of any shareholder in person or by proxy who failed to get such access.  If no such demand is made, failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

Section 9.  Shareholder Quorum and Voting.  Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter.  Except as otherwise provided in the Articles of Incorporation or by the Act, a majority of the shares entitled to vote on the matter by each voting group, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, but in no event shall a quorum consist of less than one-third of the shares of each voting group entitled to vote.  If less than a majority of outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  After a quorum has been established at any shareholders’ meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.  Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.  When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

Section 10.  Votes Per Share.  Except as otherwise provided in the Articles of Incorporation, the terms of any outstanding Preferred Stock or by the Act, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Section 11.  Manner of Action.  If a quorum is present, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater or lesser number of affirmative votes is required by the Articles of Incorporation, the Bylaws or by law.

Section 12.  Voting for Directors.  At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are directors to be elected at that time and for whose election he or she has a right to vote.  Unless otherwise and affirmatively provided for in the Articles of Incorporation, cumulative voting is not authorized and the directors shall be elected by a plurality of the votes cast by the shares entitled to vote in such election at a meeting at which a quorum is present.

Section 13.  Voting of Shares.  A shareholder may vote at any duly called and noticed meeting of shareholders of the Corporation, either in person or by proxy.  Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the bylaws of the corporate shareholder or, in the absence of any applicable bylaw, by such person as the board of directors of the corporate shareholder may designate.  Proof of such designation may be made by presentation of a certified copy of the Bylaws or other instrument of the corporate shareholder.  In the absence of any such designation or, in the case of conflicting designation by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary and the treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.  Shares held by an administrator, executor, guardian, personal representative or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name.  Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name or the name of his or her nominee.  Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings or an assignee for the benefit of creditors may be voted by such person without the transfer thereof into his or her name.  If a share or shares stand of record in the names of two or more persons, whether as fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship with respect to the same shares, unless the Secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect:  (a) if only one votes, in person or by proxy, that act binds all; (b) if more than one votes, in person or by proxy, the act of the majority so voting binds all; (c) if more than one votes, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; or (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest.  The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

Section 14.  Proxies.  Any shareholder of the Corporation, other person entitled to vote on behalf of a shareholder pursuant to the Act, or attorney-in-fact for such persons, may vote the shareholder’s shares in person or by proxy.  Any shareholder of the Corporation may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by an attorney-in-fact.  An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, shall be deemed a sufficient appointment form.  An appointment of a proxy is effective when received by the Secretary of the Corporation or such other officer or agent which is authorized to tabulate votes, and shall be valid for up to eleven (11) months, unless a longer period is expressly provided in the appointment form.  The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment.  An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

Section 15.  Voting Trusts.  One or more shareholders may create a voting trust, conferring on a trustee the right to vote or otherwise act for them, by signing an agreement setting out the provisions of the trust and transferring their shares to the trustee.  When a voting trust agreement is signed, the trustee shall prepare a list of the names and addresses of all owners of beneficial interest in the trust, together with the number and class of shares each transferred to the trust, and deliver copies of the list and agreement to the Corporation’s principal office.  After filing a copy of the list and agreement in the Corporation’s principal office, such copies shall be open to inspection by any shareholder of the Corporation, subject to the requirements of the Act, or to any beneficiary of the trust under the agreement during business hours.  The trustee must also deliver a copy of each extension of the voting trust agreement, and a list of beneficial owners under such extended agreement, to the Corporation’s principal office.

Section 16.  Shareholders’ Agreements.  Two or more shareholders may provide for the manner in which they will vote their shares, and providing for such other matters as are permitted by the Act, by signing an agreement for that purpose.  When a shareholders’ agreement is signed, the shareholders who are parties thereto shall deliver copies of the agreement to the Corporation’s principal office.  After filing a copy of the agreement in the Corporation’s principal office, such copies shall be open to inspection by any shareholder of the Corporation, subject to the requirements of the Act, or any party to the agreement during business hours.

Section 17.  Inspectors of Election.  Prior to each meeting of shareholders, the Board of Directors or the President may appoint one or more Inspectors of Election.  Upon his appointment, each such Inspector shall take and sign an oath to faithfully execute the duties of Inspector at such meeting with strict impartiality and to the best of his ability.  Such Inspector(s) shall determine the number of shares outstanding, the number of shares present at the meeting and whether a quorum is present at such meeting.  The Inspector(s) shall receive votes and ballots and shall determine all challenges and questions as to the right to vote and shall thereafter count and tabulate all votes and ballots and determine the result.  Such Inspector(s) shall do such further acts as are proper to conduct the elections of directors and the vote on other matters with fairness to all shareholders.  The Inspector(s) shall make a certificate of the results of the elections of directors and the vote on other matters.  No Inspector shall be a candidate for election as a director of the Corporation.

Section 18.  Action by Shareholders Without a Meeting.  Unless otherwise provided in the articles of incorporation, action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice and without a vote if the action is taken by the holders of outstanding shares of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted.  In order to be effective, the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote thereon, and delivered to the corporation by delivery to its principal office in Florida, its principal place of business, the Secretary of the corporation, or another office or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded.  No written consent shall be effective to take such corporate action unless, within sixty (60) days of the date of the earliest dated consent delivered in the manner required by this Section, written consents signed by the number of holders required to take such action are delivered to the corporation as set forth in this Section.  Any written consent may be revoked prior to the date that the corporation receives the required number of consents to authorize the proposed action.  No revocation is effective unless in writing and until received by the corporation at its principal office in Florida or its principal place of business, or received by the Secretary or other officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded.  Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing or who are not entitled to vote on the action.  The notice shall fairly summarize the material features of the authorized action and, if the action is one for which dissenters’ rights are provided under the articles of incorporation or by law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with applicable law.  A consent signed as required in this Section has the effect of a meeting vote and may be described as such in any document.  Whenever action is taken as set forth in this Section, the written consent of the shareholders consenting thereto or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders.

Article III.  Directors

Section 1.  Function.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

Section 2.  Qualifications.  Directors must be natural persons who are eighteen (18) years of age or older but need not be residents of the State of Florida or shareholders of the Corporation.

Section 3.  Compensation of Directors.  The Board of Directors shall have the authority to fix the compensation of directors.  In addition, each director shall be entitled to be reimbursed by the Corporation for all expenses incurred in attending meetings of the Board of Directors or of any committee of which such person is a member.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation for such services from the Corporation; provided that any person who is receiving a stated compensation as an officer of the Corporation for services as such officer shall not receive any additional compensation for services as a director during such period.  The annual compensation of directors shall be paid at such times and in such installments as the Board of Directors may determine.

Section 4.  Duties of Directors.

(a)  A director, in the performance of his or her duties, shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by:  (a) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants or other persons, as to matters the director reasonably believes are within the person’s professional or expert competence; or (c) a committee of the Board of Directors of which the director is not a member, if the director reasonably believes the committee merits confidence.

(b)  In discharging his or her duties, a director may consider such factors as the director deems relevant, including the long-term prospects and interests of the Corporation and its shareholders, and the social, economic, legal or other effects of any action on the employees, suppliers, customers of the Corporation or its subsidiaries, the communities and society in which the Corporation or its subsidiaries operate, and the economy of the state and the nation.

Section 5.  Number and Term.  The number of directors that constitute the Board of Directors shall be determined by the Board of Directors from time to time; provided that in no event shall the Board of Directors consist of less than one (1) director.  The term of each director shall expire at the next annual meeting of shareholders following his or her election or until his or her successor is elected and qualified.

Section 6.  Removal.  The shareholders may remove one or more directors with or without cause.  A director may be removed by the shareholders at a meeting of shareholders, provided that the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director.  If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove such director.

Section 7.  Resignation.  A director may resign at any time by delivering written notice to the Board of Directors, the Chairman of the Board of Directors or the Corporation.  A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

Section 8.  Vacancies.  Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by a sole remaining director, or by the shareholders.  A director elected to fill a vacancy shall hold office for the unexpired term and until his or her successor shall have been elected and qualified or, for newly created directorships, until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified.  A vacancy that will occur at a specific later date, because of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

Section 9.  Quorum and Voting.  Unless the Articles of Incorporation or these Bylaws provide otherwise, a quorum of the Board of Directors consists of a majority of the number of directors prescribed by these Bylaws.  If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Articles of Incorporation or these Bylaws require the vote of a greater number of directors.  A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:  (a) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting specified business at the meeting; or (b) he or she votes against or abstains from the action taken.

Section 10.  Director Conflicts of Interest.

(a)  No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest, because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or her or their votes are counted for such purpose, if:  (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee that authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction; or (c) the contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board of Directors, a committee or the shareholders.

(b)  A conflict of interest transaction is authorized, approved or ratified if it receives the affirmative vote of a majority of the directors on the Board of Directors, or on the committee, who have no relationship or interest in the transaction described above; provided, however, a transaction may not be authorized, approved or ratified under this Section 10 by a single director.  If a majority of the directors that have no such relationship or interest in the proposed transaction vote to authorize, approve or ratify the proposed transaction, a quorum is present for the purpose of taking action under this Section 10.  The presence of, or a vote cast by, a director with such relationship or interest in the transaction does not affect the validity of any action taken under this Section 10 if the transaction is otherwise authorized, approved or ratified as provided in this Section 10.

Section 11.  Committees.

(a)  The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees (which may include, by way of example and not as a limitation, a compensation committee, an audit and finance committee and a governance and nominating committee) each of which, to the extent provided in such resolution and in any charter adopted by the Board of Directors for any committee, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to:  (a) approve or recommend to shareholders actions or proposals required by the Act to be approved by shareholders; (b) fill vacancies on the Board of Directors or any committee thereof; (c) adopt, amend or repeal these Bylaws; (d) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or (e) authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.

(b)  Each committee must have two or more members, who shall serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance with this Section 11, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.  The Board of Directors may adopt a charter for any such committee specifying requirements with respect to committee chairs and membership, responsibilities of the committee, the conduct of meetings and business of the committee and such other matters as the Board of Directors may designate.  In the absence of a committee charter or a provision of a committee charter governing such matters, the provisions of these Bylaws which govern meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors shall apply to any such committee and its members.

Section 12.  Place of Meetings.  Regular and special meetings by the Board of Directors may be held within or without the State of Florida.

Section 13.  Time, Notice and Call of Meetings.

(a)  Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting.  A regular meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders.

(b)  Notice of the date, time and place of special meetings of the Board of Directors shall be given to each director by either personal delivery, first class mail, expedited delivery service, telegram, cablegram, electronic means or any other means permitted under the Act at least twenty-four (24) hours before the meeting; provided, however, emergency meetings may be convened on such shorter notice as the Chief Executive Officer, the Chairman of the Board of Directors, or the directors calling the meeting deem necessary and appropriate under the circumstances.  The notice need not describe the purpose of the special meeting.

(c)  Meetings of the Board of Directors may be called by the Chief Executive Officer, by the Chairman of the Board of Directors or by any three directors.

Section 14.  Waiver of Notice.  Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 15.  Conduct of Meetings.

(a)  The Chairman of the Board of Directors shall preside at meetings of the Board of Directors.  The Chairman, and in his or her absence, the Chief Executive Officer, and in his or her absence, a Vice President, and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as presiding officer of the meeting.

(b)  The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors but in the absence of the Secretary, the presiding officer may appoint any other person present to act as secretary of the meeting.  Minutes of any regular or special meeting of the Board of Directors shall be prepared and distributed to each director.

(c)  A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place.  Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

(d)  The Board of Directors may permit any or all directors to participate in a regular or a special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting.  A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 16.  Action Without a Meeting.  Any action required or permitted to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action to be taken, signed by all of the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board of Directors or of the committee.  Action taken under this Section 16 shall be effective when the last director or committee member signs the consent, unless the consent specifies a different effective date.  A consent signed under this Section 16 has the effect of a vote at a meeting and may be described as such in any document.

Section 17.  The Chairman of the Board of Directors.  The Board of Directors shall elect from among its members a Chairman of the Board of Directors at the first meeting of the Board of Directors after each annual meeting of shareholders.  The Chairman of the Board of Directors, if present, shall preside at all meetings of the Board of Directors and meetings of the shareholders, and shall see that all orders and resolutions of the Board of Directors are carried into effect.  The Chairman shall perform such other duties as may be prescribed by the Board of Directors.

Article IV.  Officers

Section 1.  Officers.  If so appointed by the Board of Directors, the officers of this Corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as appointed by the Board of Directors.  Any two (2) or more offices may be held by the same person; however, such a person shall, when acting on behalf of the Corporation in his capacity as an officer of the Corporation, designate in which capacity or capacities he is acting and shall be deemed to act only in the capacity(ies) so designated.

Section 2.  Appointment and Term of Office.  The officers of the Corporation shall be appointed annually by the Board of Directors at the first meeting of the Board held after the shareholders’ annual meeting.  If the appointment of officers does not occur at this meeting, the appointment shall occur as soon thereafter as practicable.  Each officer shall hold office until a successor has been duly appointed and qualified, or until an earlier resignation, removal from office, or death.

Section 3.  Removal of Officers.  Any officer of the Corporation may be removed from his or her office or position at any time, with or without cause, by a majority vote of the Board of Directors.  Any officer or assistant officer, if appointed by another officer pursuant to authority, if any, received from the Board of Directors, may likewise be removed by such officer.

Section 4.  Resignation.  Any officer of the Corporation may resign at any time from his or her office or position by delivering notice to the Corporation, the Board of Directors or its Chairman.  Such resignation is effective when the notice is delivered unless the notice specifies a later effective date.  If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

Section 5.  Duties.  If so appointed by the Board of Directors, the officers of this Corporation shall have the following duties:

(a)  President.  Unless otherwise designated by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, in general, supervise and control all of the business and affairs of the Corporation, and shall preside at all meetings of the shareholders, the Board of Directors and all committees of the Board of Directors on which he or she may serve.  In addition, the President shall have the following powers and duties.

(1)	He or she may cause to be called special meetings of the shareholders and directors in accordance with these Bylaws.

(2)
He or she shall appoint and remove, employ and discharge, and fix the compensation of all servants, agents, employees and clerks of the Corporation, other than the duly elected officers, subject to policies adopted by the Board of Directors.

(3)	He or she shall sign and make all contracts and agreements in the name of the Corporation, and see that they are properly carried out.

(4)	He or she shall see that the books, reports, statements, and certificates of the Corporation are properly kept, made, and filed according to law.

(5)	He or she shall sign all certificates of stock, notes, drafts, or bills of exchange, warrants or other orders for the payment of money duly drawn by the treasurer.

(6)	He or she shall enforce these Bylaws and perform all of the duties incident to the position and office, and which are required by law.

(7)
He or she shall solely and personally be responsible for collecting, accounting for, and paying of all taxes imposed upon the Corporation by any governmental authority, whether municipal, county, state or federal.

This power is personal and exclusive to the Chief Executive Officer and may not be delegated by him or her or regulated by the Board, nor shall it descend to any other officer.

(b)  Vice Presidents.  One or more Vice Presidents may be designated by that title or such additional title or titles as the Board of Directors may determine. The duties of the Vice President shall be as follows:

During the absence and inability of the President to perform his or her duties or exercise his powers, as set forth in these Bylaws or in the acts under which this Corporation is organized, the same shall be performed and exercised by a Vice President (in such order of seniority as may be determined by the Board of Directors or, failing such determination, as may be designated by the Chairman of the Board); and when so acting, he or she shall have the powers and be subject to all responsibilities hereby given to or imposed upon the President.  The Vice Presidents shall have such powers and perform such duties as usually pertain to their office, or as are assigned to them by the President or the Board of Directors.

(c)  Secretary.  The Secretary shall have such powers and perform such duties as are incident to the Office of Secretary of a Corporation, or as are assigned to him or her by the President or the Board of Directors, including the following:

(1)
He or she shall keep the resolutions, forms of written consent, minutes of the meetings of the Board of Directors and of the shareholders, and other official records of the Corporation in appropriate books.

(2)	He or she shall give and serve all notices of the Corporation.

(3)	He or she shall be custodian of the records and of the corporate seal, and affix the latter when required to authenticate the records of the Corporation.

(4)
He or she shall keep the stock and transfer books in the manner prescribed by law, so as to show at all times the amount of capital stock, the manner and the time the same was paid in, the names of the owners thereof, alphabetically arranged, their respective places of residences, their post office addresses, the number of shares owned by each, the time at which each person became such owner, and the amount paid thereon; and keep such stock and transfer books open daily during the business hours and at the main office of the Corporation, subject to the inspection of such shareholders as are authorized to inspect the same, as provided in Article II, Section 8 of these Bylaws.

(5)	He or she shall sign all certificates of stock.

(6)	He or she shall present to the Board of Directors all communications addressed to him or her officially by the President or any officer or shareholder of the Corporation.

(7)	He or she shall attend to all correspondence and perform all the duties incident to the Office of Secretary.

(8)	In the absence of an appointment of a Treasurer, the duties of the Treasurer.

(d)  Treasurer.  The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and shall perform such other duties as may be prescribed by the Board of Directors or the President.

Section 6.  Other Officers, Employees, and Agents.  Each and every other officer, employee, and agent of the Corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the Board of Directors, the officer appointing him or her, and such officer or officers who may from time to time be designated by the Board to exercise supervisory authority.

Article V.  Stock Certificates

Section 1.  Issuance.  The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, promises to perform services evidenced by a written contract, or other securities of the Corporation.  Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate.  The determination of the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and non-assessable.

Section 2.  Form.

(a)  Shares of capital stock of the Corporation may, but need not, be represented by certificates.  Each stock certificate representing shares shall be signed by the Chief Executive Officer or a Vice President, the Secretary or an Assistant Secretary or a facsimile thereof and may be sealed with the seal of the Corporation or a facsimile thereof.  If the person who signed (either manually or in facsimile) a stock certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

(b)  Each stock certificate representing shares shall, at a minimum, state upon the face thereof:  (a) the name of the Corporation and that the Corporation is organized under the laws of the State of Florida; (b) the name of the person or persons to whom issued; and (c) the number and class of shares and the designation of the series, if any, which such certificate represents.

(c)  The Board of Directors may authorize the issuance of some or all of the shares of any or all classes or series of capital stock of the Corporation without certificates.  The authorization shall not affect shares of capital stock already represented by certificates until such certificates are surrendered to the Corporation or transfer agent of the Corporation.  Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the holder thereof a written statement of the information required on stock certificates by these Bylaws or applicable law.

Section 3.  Lost, Stolen, or Destroyed Certificates.  The Corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate:  (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) at the discretion of the Corporation, gives a bond in such form as the Corporation may direct, to indemnify the Corporation, the transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction or theft of a certificate or the issuance of any such new certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation.

Section 4.  Stock Transfers.

(a)  In the case of shares represented by a certificate, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate or new equivalent uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

(b)  In the case of shares not represented by a certificate, upon receipt of proper transfer instructions from the record holder of uncertificated shares, the Corporation shall cancel such uncertificated shares and issue new equivalent uncertificated shares to the person entitled thereto, and record the transaction upon its books.

(c)  The Board of Directors may appoint one or more transfer agents or registrars.

(d)  Except as provided under applicable law, the person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof.

Article VI.  Indemnification

Section 1.  Obligation to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation.  The Corporation shall indemnify to the fullest extent permitted by law any person who was or is a director, officer or key employee (as such key employees are designated by the Chief Executive Officer and the Board of Directors) of the Corporation and was or is a party or is threatened to be made a party to any proceeding (other than an action by, or in the right of, the Corporation) by reason of the fact that he or she is or was a director, officer or key employee (as such key employees are designated by the Chief Executive Officer and the Board of Directors) of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2.  Obligation to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.  The Corporation shall indemnify to the fullest extent permitted by law any person who was or is a director, officer or key employee (as such key employees are designated by the Chief Executive Officer and the Board of Directors) and was or is a party or is threatened to be made a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer or key employee (as such key employees are designated by the Chief Executive Officer and the Board of Directors) of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement without regard to any limitation to the estimated expense of litigating the proceeding to conclusion as contemplated in Section 607.0850(2) of the Act.  Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and amounts paid in settlement which such court shall deem proper.

Section 3.  Successful Defense of Proceedings.  To the extent that a director, officer or key employee of the Corporation has been successful on the merits or otherwise in defense of any claim, action, suit or proceeding referred to in Section 1 or Section 2 of this Article VI, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith, notwithstanding that the director, officer or key employee has not been successful on the merits or otherwise on any other claim, issue or matter in any such claim, action, suit or proceeding.

Section 4.  Expenses Payable in Advance.  To the fullest extent permitted by the Act, the Corporation shall advance all expenses within thirty (30) days after the receipt by the Corporation of a written request from a director or officer for such advancement and on a current basis thereafter, whether prior to or after final disposition of the underlying proceeding.  Such written request shall be accompanied by evidence of the expenses incurred by such person and shall include a written undertaking by or on behalf of the director or officer, as the case may be, to repay any and all amounts advanced if it shall ultimately be determined that that person is not entitled to indemnification by the Corporation.  The repayment undertaking shall be unsecured and interest-free.  Expenses incurred by key employees may be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

Section 5.  Nonexclusivity of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided pursuant to this Article VI are not exclusive, and the Corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers or key employees, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.  Where such other or further provision provides broader rights of indemnification or advancement than these Bylaws, such other or further provision shall control.  However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer or key employee, if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

(a)  A violation of the criminal law, unless the director, officer or key employee had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

(b)  A transaction from which the director, officer or key employee derived an improper personal benefit;

(c)  In the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Act, are applicable; or

(d)  Willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 6.  Survival of Indemnification and Advancement of Expenses.  Indemnification and advancement of expenses as provided in this Article VI shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer or key employee and shall inure to the benefit of the heirs, executors and administrators of such a person, unless otherwise provided when authorized or ratified.  The rights of any person set forth in Sections 1, 2 and 4 of this Article VI to indemnification and advancement of fees are contractual rights and vest at the time a person becomes a director or officer of the Corporation and no amendment that narrows, eliminates or otherwise restricts these indemnification provisions and advancement of expenses provisions shall affect any right in respect of acts or omissions of any indemnified person occurring prior to such amendment, but an amendment that broadens, adds to, or otherwise expands these indemnification provisions and advancement of expenses provisions shall apply in respect of acts or omissions of any indemnified person occurring prior to such amendment.

Section 7.  Certain Definitions.  For purposes of this Article VI, the term “corporation” includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, is in the same position under this Article VI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.  Additionally, for purposes of this Article VI:

(a)  The term “other enterprises” includes employee benefit plans;

(b)  The term “expenses” includes counsel fees, including those for appeal;

(c)  The term “liability” includes obligations to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to any employee benefit plan, and expenses actually and reasonably incurred with respect to a proceeding;

(d)  The term “proceeding” includes any threatened, pending or completed action, suit or other type of proceeding, whether civil, criminal, administrative or investigative and whether formal or informal;

(e)  The term “agent” includes a volunteer;

(f)  The term “serving at the request of the corporation” includes any service as a director, officer or key employee of the Corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

(g)  The term “not opposed to the best interest of the Corporation” describes the actions of a person who acts in good faith and in a manner he or she reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

All other capitalized terms used in this Article VI and not otherwise defined herein shall have the meaning set forth in Section 607.0850 of the Act.

Section 8.  Insurance.  The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI.

Article VII.  Books and Records

Section 1.  Books and Records.

(a)  The Corporation shall keep as permanent records minutes of all meetings of the shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation.

(b)  The Corporation or its agent shall maintain a record of the shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class or series of shares showing the number and class or series of shares held by each.

(c)  The Corporation shall keep a copy of all written communications within the preceding three years to all shareholders generally or to all shareholders of a class or series, including the financial statements required to be furnished by the Act.

(d)  Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 2.  Inspection Rights.  Shareholders and directors are entitled to inspect and copy records of the Corporation as permitted by the Act.

Article VIII.  Dividends

The Board of Directors of the Corporation may, from time to time, declare and the Corporation may pay dividends or make distributions on its shares in cash, property or its own shares, subject to the provisions of the Articles of Incorporation and the laws of the State of Florida.

Article IX.  Corporate Seal

The Board of Directors may provide for a corporate seal for the Corporation.

Article X.  Amendment

These Bylaws may be amended or repealed by either the Board of Directors or the shareholders, unless the Act reserves the power to amend these Bylaws generally or any particular bylaw provision, as the case may be, exclusively to the shareholders or unless the shareholders, in amending or repealing these Bylaws generally or any particular bylaw provision, provide expressly that the Board of Directors may not amend or repeal these Bylaws or such bylaw provision, as the case may be.